Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM	MORRISON & FOERSTER LLP BEIJING, BERLIN, BRUSSELS,DENVER, HONG KONG, LONDON,LOS ANGELES, NEW YORK,NORTHERN VIRGINIA, PALO ALTO,SAN DIEGO, SAN FRANCISCO, SHANGHAI,SINGAPORE, TOKYO, WASHINGTON, D.C.

December 13, 2017

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

5241 Spring Mountain Road

Post Office Box 98510

Las Vegas, Nevada 89193-8510

Re: Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Southwest Gas Holdings, Inc., a California corporation (“Holdings”), and Southwest Gas Corporation, a California corporation (the “Company” and, together with Holdings, the “Issuers”), in connection with the Automatic Shelf Registration Statement on Form S-3 (including the prospectus (together with any supplements thereto, the “Prospectus”) which is a part thereof, the “Registration Statement”) being filed by the Issuers with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of an indeterminate amount of the following securities of the Issuers, which may be offered and sold from time to time, together or separately and in one or more series (if applicable), on a delayed or continuous basis pursuant to Rule 415 under the Act: (i) shares of common stock of Holdings, par value $1.00 per share (the “Common Stock”); (ii) shares of the preferred stock of Holdings, no par value, which may be issued in one or more series (the “Preferred Stock”); (iii) debt securities of Holdings, which may be issued in one or more series (the “Holdings Debt Securities”), under the form of indenture filed as Exhibit 4.4 to the Registration Statement, as may be amended or supplemented from time to time (the “Holdings Indenture”); (iv) debt securities of the Company, which may be issued in one or more series (the “Company Debt Securities” and, together with the Holdings Debt Securities, the “Debt Securities”), under the form of indenture filed as Exhibit 4.5 to the Registration Statement, as may be amended or supplemented from time to time (the “Company Indenture” and, together with the Holdings Indenture, the “Indentures”); (v) guarantees of Holdings, the Company and/or their respective subsidiaries with respect to the Debt Securities (the “Guarantees”); (vi) shares of the depositary shares of Holdings, which may be issued in one or more series (the “Depositary Shares”); (vii) warrants to purchase the Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination of these securities (the

“Warrants”); (viii) units consisting of any of the foregoing securities (the “Units”); and (ix) rights to purchase the Common Stock, Preferred Stock and Debt Securities or any combination of these securities (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Units and Rights are referred to herein collectively as the “Securities.”

The Depositary Shares may be may be issued from time to time pursuant to one or more deposit agreements (each, a “Deposit Agreement”) that conforms to the description thereof set forth in the applicable prospectus or prospectus supplements.

The Warrants may be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by Holdings and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement. The Warrant Agreement will conform to the description thereof set forth in the applicable prospectus or prospectus supplements.

The Units may be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by Holdings and one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement. The Units Agreement will conform to the description thereof set forth in the applicable prospectus or prospectus supplements.

The Rights may be may be issued from time to time pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by Holdings and one or more institutions, as rights agents (each, a “Rights Agent”), each to be identified in the applicable Rights Agreement. The Rights Agreement will conform to the description thereof set forth in the applicable prospectus or prospectus supplements.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of Holdings, as amended through the date hereof (the “Articles of Incorporation); (ii) the Amended and Restated Bylaws of Holdings, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of each of the Issuers relating to the issuance, sale and registration of the Securities; (iv) the Registration Statement; and (v) the Indentures. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, instruments and certificates of public officials and of the Issuers, and we have made such inquiries of officers of the Issuers and public officials and considered such questions of law as we have deemed relevant and necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Issuers, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of each of the Issuers presented to us for examination. With respect to certain factual matters we have relied upon certificates or comparable documents of public officials and of officers or representatives of the Issuers.

We have assumed that the Indentures, any Deposit Agreements, any Warrant Agreements, any Unit Agreements, any Rights Agreements and the issuance and sale of the Securities by each of the Issuers will not violate or constitute a default or breach under (i) any agreement or instrument to which such Issuer or its properties is subject, (ii) any law, rule or regulation to which such Issuer is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any deposit, purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the applicable Issuer and the other parties thereto; and (v) the number of shares of Common Stock or Preferred Stock (including Preferred Stock underlying the Depositary Shares), as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Our opinions are subject to the following qualifications and exceptions:

(i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(ii) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under such Securities is not material.

(iii) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. With respect to shares of the Common Stock, when (A) the Board of Directors of Holdings or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Holdings Board”) has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) due issuance and delivery of the Common Stock against payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock, when (A) the Holdings Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Determination for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Determination with the Secretary of State of the State of California, and (B) due issuance and delivery of the Preferred Stock against payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (A) the applicable Indenture relating to such Debt Securities has been duly authorized, executed and delivered by the applicable Issuer, (B) the board of directors of the applicable Issuer, a duly constituted and acting committee of such board or duly authorized officers of such Issuer (such board of directors, committee or authorized officers being hereinafter referred to as the “Debt Authorizing Party”) has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Debt Authorizing Party against payment of the consideration therefor as provided therein, such Debt Securities will be valid and legally binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms and entitled to the benefits of the applicable Indenture.

4. With respect to the Guarantees, when (A) the applicable Indenture relating to such Guarantees has been duly authorized, executed and delivered by the applicable Issuer, (B) the board of directors of the applicable guarantor, a duly constituted and acting committee of such board or duly authorized officers of such guarantor (such board of directors, committee or authorized officers being hereinafter referred to as the “Guarantor Authorizing Party”) has taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters, (C) the Debt Securities underlying such Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Guarantor Authorizing Party against payment of the consideration therefor as provided therein and (D) the due issuance of the Guarantees, such Guarantees will constitute valid and legally binding obligations of the guarantors issuing such Guarantees, enforceable against such Guarantors in accordance with their terms.

5. With respect to the shares of Depositary Shares, when (A) the Holdings Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Depositary Shares and underlying Preferred Stock, including the adoption of a Certificate of Determination for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Determination with the Secretary of State of the State of California, (B) a Deposit Agreement has been duly executed and delivered, (C) due issuance and delivery of the underlying Preferred Stock in accordance with the applicable deposit agreement, and (D) certificates representing the shares of the Depositary Shares have been duly executed, registered and delivered in accordance with the applicable definitive deposit, purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such shares of the Depositary Shares will be validly issued, fully paid and nonassessable.

6. With respect to the Warrants, when (A) the Holdings Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of Holdings in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board against payment of the consideration therefor as provided therein, such Warrants will be valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with their terms.

7. With respect to the Units, when (A) the Holdings Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of Holdings in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board against payment of the consideration therefor as provided therein, such Units will be valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with their terms.

8. With respect to the Rights, when (A) the Holdings Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (B) the certificates evidencing Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of Holdings in accordance with the provisions of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Holdings Board against payment of the consideration therefor as provided therein, such Rights will be valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with their terms.

We express no opinion as to matters governed by any laws other than the federal laws of the United States of America, the laws of the State of California, and, with respect to the Indenture, the substantive laws of the State of New York and the State of California, as in effect on the date hereof. We express no opinion as to enforceability of the New York choice-of-law provision contained in the Indenture.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP